1 1 First Quarter Fiscal 2023 Results Ro ge r Pe r re a u l t President and CEO, UGI Corporation Te d J . J a s t r ze bs k i Chief Financial Officer, UGI Corporation Ro b e r t F. B e a rd Chief Operations Officer, UGI Corporation 1

2 2 About This Presentation This presentation contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more extensive list of factors that could affect results. We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward-looking statement whether as a result of new information or future events except as required by the federal securities laws. Among them are adverse weather conditions (including increasingly uncertain weather patterns due to climate change) resulting in reduced demand, the seasonal nature of our business, and disruptions in our operations and supply chain; cost volatility and availability of energy products, including propane and other LPG, natural gas, and electricity, as well as the availability of LPG cylinders, and the capacity to transport product to our customers; changes in domestic and foreign laws and regulations, including safety, health, tax, transportation, consumer protection, data privacy, accounting, and environmental matters, such as regulatory responses to climate change; the inability to timely recover costs through utility rate proceedings; increased customer conservation measures due to high energy prices and improvements in energy efficiency and technology resulting in reduced demand; adverse labor relations and our ability to address existing or potential workforce shortages; the impact of pending and future legal or regulatory proceedings, inquiries or investigations; competitive pressures from the same and alternative energy sources; failure to acquire new customers or retain current customers, thereby reducing or limiting any increase in revenues; liability for environmental claims; customer, counterparty, supplier, or vendor defaults; liability for uninsured claims and for claims in excess of insurance coverage, including those for personal injury and property damage arising from explosions, acts of war, terrorism, natural disasters, pandemics and other catastrophic events that may result from operating hazards and risks incidental to generating and distributing electricity and transporting, storing and distributing natural gas and LPG in all forms; transmission or distribution system service interruptions; political, regulatory and economic conditions in the United States, Europe and other foreign countries, including uncertainties related to the war between Russia and Ukraine, the European energy crisis, and foreign currency exchange rate fluctuations (particularly the euro); credit and capital market conditions, including reduced access to capital markets and interest rate fluctuations; changes in commodity market prices resulting in significantly higher cash collateral requirements; impacts of our indebtedness and the restrictive covenants in our debt agreements; reduced distributions from subsidiaries impacting the ability to pay dividends or service debt; changes in Marcellus and Utica Shale gas production; the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our businesses; our ability to successfully integrate acquired businesses and achieve anticipated synergies; the interruption, disruption, failure, malfunction, or breach of our information technology systems, and those of our third-party vendors or service providers, including due to cyber-attack; the inability to complete pending or future energy infrastructure projects; our ability to achieve the operational benefits and cost efficiencies expected from the completion of pending and future business transformation initiatives, including the impact of customer service disruptions resulting in potential customer loss due to the transformation activities; our ability to attract, develop, retain and engage key employees; uncertainties related to a global pandemic, including the duration and/or impact of the COVID-19 pandemic; the impact of proposed or future tax legislation; the impact of declines in the stock market or bond market, and a low interest rate environment, on our pension liability; our ability to protect our intellectual property; and our ability to overcome supply chain issues that may result in delays or shortages in, as well as increased costs of, equipment, materials or other resources that are critical to our business operations.

3 3 UGI Supplemental Footnotes Management uses "adjusted net income attributable to UGI Corporation" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impacts of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Volatility in net income at UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP"). Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The tables in slides 8 and 19 reconcile adjusted diluted earnings per share and adjusted net income attributable to UGI Corporation, respectively, to their most directly comparable GAAP measures.

4 4 First Quarter FY23 Summary Roger Perreault President and CEO, UGI Corporation

Q1 FY23 Financial Overview

UGI CORPORATION

Adjusted Diluted EPS[1]


$0.93
$1.14
Q1 FY22
Q1 FY23

- **Q1 FY23 GAAP diluted EPS of ($4.54)** vs. ($0.46) in Q1 FY22
  - **Adjusted diluted EPS[1] of $1.14[2] in Q1 FY23** vs. $0.93[2] in Q1 FY22
- Solid performance **from our reportable segments**
  - *Natural gas businesses:* Colder than prior year weather, higher gas base rates at UGI Utilities, and incremental earnings from our UGI Appalachia assets
  - *Global LPG businesses:* Benefits from disciplined margin management and expense control efforts

Reportable Segments EBIT ($ in Millions)[3]


$348
$411
Q1 FY22
Q1 FY23

1. Adjusted diluted EPS is a non-GAAP measure. See Slide 8 for Q1 FY23 reconciliation. 2. Includes ~$0.08 loss per share related to the energy marketing business at UGI International. 3. Excludes EBIT related to Corporate & Other.

5

Recent Accomplishments

UGI CORPORATION

Reliable Earnings Growth

- Deployed $117 million of capital at the Utilities; Added 4,500+ customers
- Higher gas base rates at UGI Utilities that went into effect at the end of October 2022
- Benefits from disciplined margin management and expense control actions, despite elevated inflationary pressures, in Global LPG businesses
- Continued growth in National Accounts volumes
- Initiated AmeriGas operations enhancement for growth project, leveraging our scale and enhanced operating model to drive growth and operational excellence

Renewables

- Committed $450+ million to renewable energy projects to date
  - In November 2022, announced agreement to develop Cayuga RNG's 5th RNG project in upstate New York; expected production of ~35 million cubic feet of RNG annually[1]
  - In January 2023, announced ~$150 million investment in 2 new dairy cluster RNG projects located in South Dakota; expected production of ~525 million cubic feet of RNG annually[1]
- Received a rating upgrade to "AAA" in the MSCI ESG rating assessment in December 2022

Rebalance

- Continued enhancement of our natural gas earnings capability with recent acquisitions: Mountaineer, UGI Moraine East (formerly Stonehenge) and Pennant

1. The forward looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented. Expected production once project is completed, which is expected to be in 2024.

6

7 7 First Quarter FY23 Financial Review Ted J. Jastrzebski Chief Financial Officer, UGI Corporation

Q1 FY23 Adjusted Diluted Earnings per Share

UGI CORPORATION

	Q1 FY23	Q1 FY22
AmeriGas Propane	$0.23	$0.16
UGI International	0.21	0.26
Midstream & Marketing	0.35	0.24
Utilities	0.38	0.29
Corporate & Other (a)	(5.71)	(1.41)
Loss per share – diluted (b)	**(4.54)**	**(0.46)**
Net losses on commodity derivative instruments not associated with current-period transactions	4.73	1.37
Unrealized losses (gains) on foreign currency derivative instruments	0.14	(0.02)
Loss on extinguishment of debt	-	0.03
Business transformation expenses	-	0.01
AmeriGas operations enhancement for growth project	0.02	-
Loss on disposal of U.K. energy marketing business	0.72	-
Impairment of assets	0.07	-
Total adjustments (a)	**5.68**	**1.39**
Adjusted earnings per share – diluted (b)	**$1.14**	**$0.93**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources. (b) The loss per share for Q1 FY23 and Q1 FY22 was determined excluding the dilutive share of 6.43 million and 6.49 million, respectively, as the impact of such shares would have been antidilutive. Adjusted earnings per share was determined based upon fully dilutive shares of 216.37 million and 216.16 million, respectively.

8

9 9 $0.16 $0.23 $0.26 $0.21 $0.24 $0.35 $0.29 $0.38 Q1 FY22 Q1 FY23 Q1 FY23 Results Recap Utilities Midstream & Marketing UGI International AmeriGas Q1 FY23 Adjusted Diluted EPS1 – Segment Split 1. Adjusted Diluted EPS is a non-GAAP measure. See Slide 8 for reconciliation. 2. Includes $(0.02) Corporate & Other. 3. Includes $(0.03) Corporate & Other. 4. Includes ~$0.08 loss per share related to the energy marketing business at UGI International. Q1 FY23 GAAP diluted EPS of ($4.54) compared to ($0.46) in Q1 FY22 Q1 FY23 Adjusted Diluted EPS1 – Comparison with Q1 FY22 $1.143 $0.932 ($0.05) 4 4

Financial Results – AmeriGas Propane

UGI CORPORATION

Q1 FY23 EBIT - Comparison with Q1 FY22

(Millions of dollars)	Q1 FY22		Q1 FY23
Earnings Before Interest Expense & Income Taxes	$86		
Total Margin		20	
Operating and Administrative Expenses		5	
Other Income and Expense, net		(1)	
Earnings Before Interest Expense & Income Taxes			$110

Primary Drivers

Total Volume ↓	Retail gallons sold decreased 2% due to staffing shortages in key delivery-related positions which also limited growth, as well as continuation of customer attrition along with structural conservation
Total Margin ↑	Higher propane unit margins ($26 million) partially offset by the effects of the lower retail propane volume ($6 million)
Operating and Admin Expenses ↓	Reflects lower salaries and benefits expenses, partially offset by higher overtime and contractor costs associated with distribution activity and higher vehicle expenses

Weather versus normal



Colder
6.2%
Q1 FY22
Q1 FY23
(9.9%)
Warmer

17.9% colder than prior year

10

11 11 (Millions of dollars) Q1 FY22 Q1 FY23 Earnings Before Interest Expense & Income Taxes $82 Total Margin (41) Operating and Administrative Expenses 18 Depreciation and Amortization 3 Realized FX Gains 4 Earnings Before Interest Expense & Income Taxes $66 Total Volume ↓ 18% lower retail volume largely attributable to significantly warmer weather, lower consumption, primarily resulting from conservation measures associated with the European geopolitical situation, and reduced crop drying volumes as a result of a warm and dry summer Total Margin ↓ Primarily reflecting the translation effects of the weaker foreign currencies ($27 million) and lower retail volume, partially offset by higher LPG unit margins Operating and Admin Expenses ↓ Predominantly reflects the translation effects of the weaker foreign currencies Energy Marketing EBIT ↔ Relatively flat year-over-year as the benefits of reduced volumes, primarily in natural gas marketing, were offset by losses from increased volatility in natural gas and power prices Financial Results – UGI International Weather versus normal 18.8% warmer than prior year (14.7%) Warmer 5.0% Q1 FY22 Q1 FY23 (12.3%) Primary Drivers Q1 FY23 EBIT - Comparison with Q1 FY22

12 12 Financial Results – Midstream & Marketing Weather versus normal 13.0% colder than prior year Warmer (15.8%) Q1 FY22 Q1 FY23 (1.0%) (Millions of dollars) Q1 FY22 Q1 FY23 Earnings Before Interest Expense & Income Taxes $82 Total Margin 33 Depreciation and Amortization (2) Other Income and Expense, net (6) Earnings Before Interest Expense & Income Taxes $107 Primary Drivers Q1 FY23 EBIT - Comparison with Q1 FY22 Total Margin ↑ Reflects increased margins from natural gas marketing activities ($18 million), including the effects of peaking and capacity management activities from particularly cold weather at the end of December, and incremental natural gas gathering activities ($14 million), primarily from the prior year acquisitions of UGI Moraine East and Pennant Other Income and Expense, net↓ Primarily attributable to lower income from equity method investments following the acquisition of the remaining interest1 in Pennant 1. In August 2022, the Company acquired the 53% interest in Pennant it did not already own.

13 13 Volume ↑ Increase in Gas Utility core market volumes (5 bcf or a 17% increase) largely related to colder weather and customer growth Total Margin ↑ Primarily due to the increase in our PA Gas Utility base rates that went into effect at the end of October 2022 ($11 million) and higher volume Operating and Admin Expenses ↑ Reflect, among other things, higher uncollectible accounts expenses, taxes other than income taxes and salary expenses Depreciation ↑ Effects of continued distribution system capital expenditure activity Financial Results – Utilities (Millions of dollars) Q1 FY22 Q1 FY23 Earnings Before Interest Expense & Income Taxes $98 Total Margin 43 Operating and Administrative Expenses (11) Depreciation (2) Earnings Before Interest Expense & Income Taxes $128 Weather versus normal 17.3% colder than prior year Warmer (15.1%) Q1 FY22 Q1 FY23 0.2% Primary Drivers Q1 FY23 EBIT - Comparison with Q1 FY22

14 14 $1.5 $1.5 $1.2 Q1 FY21 Q1 FY22 Q1 FY23 Available Liquidity ($ in Billion) Liquidity Update • Strong balance sheet position: • $1.2 Billion in available liquidity1 as of December 31, 2022 • On February 1, 2023, our Board of Directors approved a quarterly dividend of $0.36 per share 1. Defined as cash and cash equivalents, and available borrowing capacity on our revolving credit facilities.

15 15 Conclusion Roger Perreault President and CEO, UGI Corporation

16 16 A Differentiated and Resilient Portfolio Our diversified core business is well-positioned to meet our long-term financial commitments of 6-10% EPS growth and 4% dividend growth, and to continue creating shareholder value Essential solutions that meet consumers’ basic needs Large customer base Robust supply and distribution network Global presence providing geographically diverse earnings stream Substantial addressable markets Constructive regulatory environments Reliable Earnings Growth Renewables Rebalance

17 17 Q & A Q

18 18 Appendix

Q1 FY23 Adjusted Net Income

UGI CORPORATION

($ in Million)	Q1 FY23	Q1 FY22
AmeriGas Propane	$49	$34
UGI International	45	57
Midstream & Marketing	77	51
Utilities	81	63
Corporate & Other (a)	(1,206)	(302)
Net loss attributable to UGI Corporation	**(954)**	**(97)**
Net losses on commodity derivative instruments not associated with current-period transactions (net of tax of $(363) and $(111), respectively)	999	292
Unrealized losses (gains) on foreign currency derivative instruments (net of tax of $(11) and $2, respectively)	29	(4)
Loss on extinguishment of debt (net of tax of $0 and $(3), respectively)	-	8
Acquisition and integration expenses associated with the Mountaineer Acquisition (net of tax of $0 and $0, respectively)	-	1
Business transformation expenses (net of tax of $(1) and $(1), respectively)	1	1
AmeriGas operations enhancement for growth project (net of tax of $(2) and $0, respectively)	5	-
Loss on disposal of U.K. energy marketing business (net of tax of $(64) and $0, respectively)	151	-
Impairment of assets (net of tax of $(4) and $0, respectively)	15	-
Total adjustments (a) (b)	**1,200**	**298**
Adjusted net income attributable to UGI Corporation	**$246**	**$201**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources.
(b) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

19

20 20 Q1 FY23 Segment Reconciliation (GAAP) ($ in Million) 1. For US GAAP purposes, certain revenue-related taxes within our Utilities segment are included in “Operating and administrative expenses” above. Such costs reduce margin for Management’s Results of Operations reported in our periodic filings. 1 1 Total AmeriGas Propane UGI International Midstream & Marketing Uti l i ties Corp & Other Revenues $2,759 $766 $877 $669 $592 $(145) Cost of sales (3,106) (386) (662) (514) (329) (1,215) Total margin (347) 380 215 155 263 (1,360) Operating and administrative expenses (529) (235) (143) (29) (91) (31) Depreciation and amortization (131) (44) (28) (21) (37) (1) Other operating (expense) income, net (197) 9 12 1 (9) (210) Operating (loss) income (1,204) 110 56 106 126 (1,602) Income from equity investees 1 - - 1 - - Other operating (expense) income, net (28) - 10 - 2 (40) (Loss) earnings before income taxes and interest expense (1,231) 110 66 107 128 (1,642) Interest expense (92) (43) (7) (11) (21) (10) (Loss) income before income taxes (1,323) 67 59 96 107 (1,652) Income tax benefit (expense) 369 (18) (14) (19) (26) 446 Net (loss) income attr ibutable to UGI Corporation $(954) $49 $45 $77 $81 $(1,206)

21 21 Investor Relations: Tameka Morris 610-456-6297 morrista@ugicorp.com Arnab Mukherjee 610-768-7498 mukherjeea@ugicorp.com